SMC CORPORATION                                                       EXHIBIT 11
STATEMENT OF CALCULATION OF AVERAGE
COMMON SHARES OUTSTANDING

                                                                        Three Months            Nine Months
                                                                               Ended                  Ended
                                                                  September 30, 1997     September 30, 1997
                                                                  ------------------     ------------------
Primary Earnings Per Share:

          Weighted average number of shares                                6,555,730              6,561,025

          Stock option plan shares to be issued at
          prices ranging from $7.25 to $11.50 per share                      990,000                990,000

          Warrant issues at a price of $9.30 per share                       125,000                125,000

          Less:   Assumed purchase of shares by the Company
                  at the average market price during the period
                  using the proceeds received upon the assumed
                  exercise of the outstanding options and warrants.       (1,115,000)            (1,115,000)
                                                                         -----------            -----------

                  Total Primary Shares                                     6,555,730              6,561,025
                                                                         ===========            ===========



Fully Diluted Earnings Per Share:

          Weighted average number of shares                                6,555,730              6,561,025

          Stock option plan shares to be issued at prices
          ranging from $7.25 to $11.50 per share                             990,000                990,000

          Warrant issues at a price of $9.30 per share                       125,000                125,000

          Less:   Assumed purchase of shares by the Company at
                  the higher of ending or average market price
                  during the period using the proceeds received upon
                  the assumed exercise of the outstanding options
                  and warrants                                            (1,115,000)            (1,115,000)
                                                                         -----------            -----------

                  Total Diluted Shares (1)                                 6,555,730              6,561,025
                                                                         ===========            ===========


(1) Fully diluted EPS was not presented as its effect was less than 3% of primary earnings per share.